EXHIBIT 10.18
AGREEMENT
     THIS AGREEMENT (“Agreement”) made as of the 1st day of September, 2003, by and between LEBANON MUTUAL INSURANCE COMPANY, a Pennsylvania corporation (the “Company”), and James R. Lyter, an individual (the “Executive”).
WITNESSETH:
     WHEREAS, the Executive is presently employed by the Company in a position of substantial responsibility; and
     WHEREAS, the Company desires to induce the Executive to remain in the employ of the Company on an impartial and objective basis in the event of a transaction pursuant to which a Change in Control (as defined in Section 2(c)) of the Company occurs.
     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. Term of Agreement.
     (a) In General. Except as otherwise provided herein, the term of this Agreement will be for a period commencing on the date of this Agreement and ending on August 31, 2005; provided, however, that this Agreement will automatically be renewed on September 1, 2004 for the two-year period commencing on such date and ending on August 31, 2006, unless either the Executive or the Company gives written notice of nonrenewal to the other on or before July 1, 2004 (in which case this Agreement will continue in effect through August 31, 2005); and provided further, that if this Agreement is renewed on September 1, 2004, it will automatically be renewed on September 1st of each subsequent year (the “Annual Renewal Date”) for a period ending two years from each Annual Renewal Date unless either the Executive or the Company gives written notice of nonrenewal to the other at least 60 days prior to an Annual Renewal Date (in which case this Agreement will continue in effect for a term ending one year from the Annual Renewal Date immediately following such notice).
     (b) Termination for Cause. Notwithstanding the provisions of Section 1(a), this Agreement will terminate automatically upon termination of the Executive’s employment for Cause. As used in this Agreement, the term “Cause” means:
     (i) prior to a Change in Control, termination for any reason; and
     (ii) concurrent with or following a Change in Control, termination following (A) the Executive’s conviction of, or plea of guilty or nolo contendere to, a crime classified as a felony within the relevant jurisdiction, (B) the Executive’s willful breach of his fiduciary duty involving personal profit, or engagement in an act of personal dishonesty, in the performance of his duties, or (C) the Executive’s willful failure to follow the lawful instructions, with respect to material matters, of the Company’s board of directors (“Board”) or his supervisor after his receipt of written notice of such instructions, other than a failure resulting from his incapacity because of physical or mental illness.
If the Executive’s employment is terminated for Cause, his rights under this Agreement will cease as of the effective date of such termination.
     (c) Voluntary Termination, Retirement, or Death. Notwithstanding the provisions of Section 1(a), this Agreement will terminate automatically upon the voluntary termination of the Executive’s employment (other than in accordance with Section 2), his retirement or his death. In any such event, the Executive’s rights under this Agreement will cease as of the effective date of such termination; provided, however, that if the Executive dies after a Notice of Termination (as defined in Section 2(b)) is delivered by him in accordance with such section, the payments described in Section 3 will nonetheless be made to the person or persons determined pursuant to Section 9(b).
     (d) Disability. Notwithstanding the provisions of Section 1(a), this Agreement will terminate automatically upon the termination of the Executive’s employment by reason of his Disability. In such event, the Executive’s rights under this Agreement will cease as of the effective date of such termination; provided, however, that if the Executive becomes disabled after a Notice of Termination is delivered by him in accordance with Section 2(b), he will nonetheless be entitled to receive the payments described in Section 3. As used in this Agreement, the term “Disability” means incapacitation, by accident, sickness or otherwise, so as to render the Executive mentally or physically incapable of performing the essential duties required of him by his then position with his employer for a period of six months.
     2. Termination Following a Change in Control.
     (a) Events Giving Right To Terminate For Good Reason. If a Change in Control occurs and, concurrently therewith or thereafter during the term of this Agreement, an event constituting Good Reason also occurs with respect to the Executive, he may terminate his employment in accordance with the provisions of Section 2(b) and, thereupon, will become entitled to the payments described in Section 3. As used in this Agreement, the term “Good Reason” means any of the following events:
     (i) the involuntary termination of the Executive, other than an involuntary termination permitted in Section 1(b) or (d);
     (ii) any reduction in the Executive’s title, responsibility (including reporting responsibility) or authority as in effect immediately prior to the Change in Control; provided, however, that the assignment of the Executive to a position with a reasonably similar title, responsibility and authority will not constitute an event of Good Reason if the Executive’s actual or targeted compensation in such new position is not less than the Executive’s actual and targeted compensation immediately prior to the Change in Control;

     (iii) any assignment to the Executive of duties inconsistent with his position immediately prior to the Change in Control, except for an assignment of duties consistent with a position permitted in Clause (ii);
     (iv) any reassignment of the Executive to a principal place of employment which requires him to move his principal residence and is more than 50 miles from the Company’s principal executive office on the date of the Change in Control;
     (v) any reduction in the Executive’s annual base salary as in effect on the date of the Change in Control;
     (vi) any failure by the Company to provide the Executive with benefits at least as favorable as those enjoyed by him under any of the pension, life insurance, medical, health and accident, disability or other employee benefit plans of the Company in which the Executive participated on the date of the Change in Control, or the taking of action that would materially reduce any of such benefits, unless such reduction is part of a reduction applicable in each case to all or substantially all of the participating employees; or
     (vii) any other material breach of this Agreement on the part of the Company.
     (b) Notice of Termination. Upon the occurrence of a Change in Control and an event of Good Reason, the Executive may, within 90 days of the occurrence of any such event, resign from employment by a notice in writing (“Notice of Termination”) delivered to the Company, whereupon he will become entitled to the payments described in Section 3. In the case of a termination described in Clause (i) of Section 2(a), the Executive will confirm his involuntary termination, in writing, within 90 days of the date of such termination, and such confirmation will be deemed a Notice of Termination.
     (c) Change in Control Defined. As used in this Agreement, the term “Change in Control” means any of the following:
     (i) any event described in Section 280G(b)(2)(A)(i) of the Internal Revenue Code of 1986, as amended; or
     (ii) any event or the onset of any event, either of which is declared as such by the Board.
Neither the conversion or demutualization of the Company, without more, shall be deemed an event described in Clause (i)
     3. Rights in the Event of Certain Terminations Following Change in Control. In the event the Executive validly and timely delivers a Notice of Termination to the Company, he will be entitled to receive the following payment:

     (a) Over a period of 12 months following the date of termination of employment, the Executive shall be paid an amount equal to his Highest Annual Compensation.
     (i) For purposes of this Agreement, the term “Highest Annual Compensation” means a dollar amount equal to the highest of the Executive’s annualized base salary amount payable to him by the Company during the term of this Agreement.
     (ii) The amount required to be paid to the Executive under Section 3(a)(i) shall be paid in equal monthly installments, beginning 30 days following the date of termination of employment.
     4. Legal Expenses. If the Executive obtains a judgment or settlement which enforces a right or benefit under this Agreement, the Company shall pay to the Executive all reasonable legal fees and expenses incurred by him in seeking to obtain or enforce such right or benefit.
     5. Notices. Any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by express, registered or certified mail, postage prepaid with return receipt requested, to the residence of the Executive, in the case of notices to the Executive, and to the principal office of the Company, in the case of notices to the Company. Either party may change his or its address for such notification by giving written notice to such effect to the other party.
     6. Waiver. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and an executive officer of the Company, such officer being specifically designated by the Board for such purpose. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
     7. Assignment. This Agreement shall not be assignable by any party hereto, except by the Company to any successor in interest to the business of the Company.
     8. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes any prior agreement of the parties relating to the same.
     9. Successors; Binding Agreement.
     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall be required in the case of the conversion or demutualization of the

Company. Failure by the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a material breach of this Agreement. As used in this Agreement, the “Company” shall mean the Company as hereinbefore defined and any successor to the business and/or assets of the Company as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.
     (b) This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees.
     10. Continuation of Certain Provisions. Any termination of the Executive’s employment under this Agreement or of this Agreement will not affect the benefit provisions of Section 3 or 4, which will, if relevant, survive any such termination and remain in full force and effect in accordance with their respective terms.
     11. Other Rights. Nothing herein will be construed as limiting, restricting or eliminating any rights the Executive may have under any plan, contract or arrangement to which he is a party or in which he is a vested participant; provided, however, that any termination payments required hereunder will be in lieu of any severance benefits to which he may be entitled under a severance plan or arrangement of the Company; and provided further, that if the benefits under any such plan or arrangement may not legally be eliminated, then the payments hereunder will be correspondingly reduced in such equitable manner as the Board may determine.
     12. No Mitigation or Offset. The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking employment or otherwise. Further, there shall be no offset against any amount payable or provided hereunder following the Executive’s termination of employment solely by reason of his employment with another employer.
     13. Severability. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
     14. Applicable Law. This Agreement shall be governed by and construed in accordance with the law (but not the law of conflict of laws) of the Commonwealth of Pennsylvania.
     15. Headings. The headings of the sections of this Agreement are for convenience of reference only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.
     16. Number. Words used herein in the singular form shall be construed as being used in the plural form, as the context requires, and vice versa.
     17. Payments By Reason of Death. In the event any amounts becomes payable hereunder following the death of the Executive, such payments shall be made to his surviving spouse, if any, or if none, to his estate.

     18. Tax Withholding. All payments made hereunder shall be subject to such federal, state and local tax withholding as may be required by law.
     IN WITNESS WHEREOF, the parties have executed this Agreement, or caused it to be executed, as of the date first above written.

LEBANON MUTUAL INSURANCE COMPANY

By
President

[CORPORATE SEAL]	Attest:
(Asst.) Secretary

(“Company”)

Witness:

(SEAL)

Manager, Research and Operations

(“Executive”)

AMENDMENT
TO CHANGE IN CONTROL AGREEMENT
     AGREEMENT made this ___ day of                                          2008, by and between LEBANON MUTUAL INSURANCE COMPANY, a Pennsylvania corporation (the “Company”), and JAMES R. LYTER, an individual (the “Executive”).
WITNESSETH:
     WHEREAS, the Company and the Executive entered into an agreement effective September 1, 2003, relating, among other things, to the Executive’s rights and obligations in the event of a Change in Control of the Company (the “Change in Control Agreement”); and
     WHEREAS, the Company and the Executive desire to amend the Change in Control Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), by executing this document (the “Amendment”).
     NOW, THEREFORE, the parties, intending to be legally bound hereby, further agree as follows:
          1. A new Section 3(b) is added to the Change in Control Agreement reading as follows—
(b) Notwithstanding the foregoing, if the Executive is a “specified employee” (as defined in Code Section 409A(a)(2)(B)(i) and the underlying regulations), all distributions under this Section shall be subject to a delay of six months following the Executive’s termination of employment. The initial payment shall be made as soon as administratively feasible after the first day of the seventh month that follows the month in which the termination of employment occurs. The initial payment shall include any payments that would otherwise have been paid under this Section during the six month delay.
          2. A new Section 3(c) is added to the Change in Control Agreement reading as follows—
(c) Notwithstanding the foregoing, and anything herein to the contrary, the receipt of any benefits under this Section 3 shall be subject to satisfaction of the condition precedent that the Executive undergo a “separation from service” within the meaning of Treas. Reg. § 1.409A-1(h) or any successor thereto.
     IN WITNESS WHEREOF, the parties have executed this Amendment, or caused it to

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be executed, on                                         , 2008.

LEBANON MUTUAL INSURANCE COMPANY

By

Date: , 2008

Attest

Date: , 2008

James R. Lyter

Date: , 2008

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